EXHIBIT 4.2


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                           INTERNATIONAL POST LIMITED
                              RESTRICTED SHARE PLAN
                                  FOR DIRECTORS











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                              RESTRICTED SHARE PLAN
                                  FOR DIRECTORS



1.       PURPOSE; DEFINITIONS.

2.       ADMINISTRATION.
         2.1      Administration
         2.2      Designated Beneficiaries

3.       SHARES SUBJECT TO THE PLAN.
         3.1      Shares Subject to the Plan
         3.2      Changes in Company's Shares

4.       RESTRICTED SHARES.
         4.1      Grants
         4.2      Terms of Awards
                  (a)      Acceptance of Award
                  (b)      Price
                  (c)      Restrictions and Conditions
         4.3      Stock Certificates

5.       CHANGE IN CONTROL PROVISIONS.
         5.1      Impact of Event
         5.2      Definition of Change in Control

6.       MISCELLANEOUS.
         6.1      Effective Date
         6.2      Amendment, Suspension or Termination of the Plan
         6.3      Regulations and Other Approvals
         6.4      Governing Law
         6.5      Titles; Construction



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                           INTERNATIONAL POST LIMITED
                              RESTRICTED SHARE PLAN
                                  FOR DIRECTORS


1.       PURPOSE; DEFINITIONS.

          The purpose of the Plan is to increase the proprietary and vested interest of the Non-Employee Directors of the Company in the growth, development and financial success of the Company by granting them awards of Restricted Stock.

          Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.

            "Board" shall mean the Board of Directors of the Company.

            "Change in Control" shall have the meaning set forth in Section 5.2.

            "Change in Control Date" shall have the meaning set forth in Section 5.2.

            "Company"  shall  mean   International   Post  Limited,  a  Delaware
            corporation, and any successor corporation.

            "Designated Beneficiary" shall have the meaning set forth in Section 2.2.

            "Effective Date" shall have the meaning set forth in Section 6.1.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" per Share as of a particular date shall mean:

               (a) the closing sales price per Share on a national securities exchange for the last preceding date on which there was a sale of Shares on such exchange; or

               (b) if clause (a) does not apply and the Shares are then quoted on the National Association of Securities Dealers Automated Quotation system ("NASDAQ"), the

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               closing  price  per  Share are  reported  on NASDAQ  for the last preceding date on which a sale was reported; or

               (c) if clause (a) or (b) does not apply and the Shares are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which such bid and asked prices were quoted; or

               (d) if clause (a), (b) or (c) does not apply, such value as the Board, in good faith, shall determine to equal the fair market value of a Share.

            "Holdings" shall mean MTE Holdings, Inc., a New York corporation, or any successor thereto.

            "Non-Employee Director" shall mean a director of the Company who is not an employee of the Company, a parent or a subsidiary and has not, within one year immediately preceding the determination of such director's eligibility, received any award under any plan of the Company, a parent or a subsidiary that entitles the participants therein to acquire stock, stock options or stock appreciation rights of any such company (other than the Plan or any other plan under which participants' entitlements are governed by provisions meeting the requirements of Rule 16b-3(c)(2)(ii) promulgated under the Exchange Act).

            "Participant" shall mean no Non-Employee Director to whom an award of Restricted Shares is granted pursuant to the Plan.

            "Plan" shall mean this International Post Limited Restricted Share Plan for Directors, as hereinafter amended from time to time.


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            "Qualified  Person" shall mean any  insurance  company that acquires any securities of the Company from Holdings or any affiliate thereof.

            "Restricted  Shares"  shall  mean  Shares  which  are  awarded  to a
            Non-Employee   Director   that  are  subject  to  the  transfer  and
            forfeitability restrictions described in Section 4.2.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Share" shall mean a share of the Company's Common Stock, $0.01 par value.

2.       ADMINISTRATION.

2.1      Administration

          The Plan shall be administered by the Board, which shall have the power to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan as are consistent with its terms and provisions and to interpret, amend or revoke any such rules; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive Restricted Shares under the Plan, the number of Restricted Shares to be awarded, or the timing of such awards. All actions taken and all interpretations and determinations made by the Board shall be binding upon all persons, including the Company, stockholders, directors, Participants and Designated Beneficiaries. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms, and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the awards hereunder, and all members of the Board shall be fully protected by the Company in respect to any such action, determination or interpretation.


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2.2      Designated Beneficiaries

          If a Participant dies prior to receiving any payment due under the Plan, such payment shall be made to his Designated Beneficiary. A Participant's Designated Beneficiary shall be the beneficiary specifically designated by a Participant in writing to receive amounts due the Participant in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.


3.       SHARES SUBJECT TO THE PLAN.

3.1      Shares Subject to the Plan

          The maximum number of Shares that may be the subject of awards under this Plan shall be 50,000. The Company shall reserve such number of Shares for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each. In the event that Restricted Shares are forfeited for any reason, such Shares shall thereafter again be available for award pursuant to the Plan.

3.2      Changes in Company's Shares

          In the event that the Board shall determine that any recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Shares, or other similar corporate event affects the Shares such that an adjustment is required in order to preserve the benefits or potential benefits intended under this Plan, the Board shall, in its sole discretion, and in such manner as it may deem equitable, adjust any or all of the number and kind of Shares which thereafter may be awarded under the Plan, or the number and kind of Shares subject to outstanding awards; provided, however, that the number of Shares subject to any award shall always be a whole number.


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4.       RESTRICTED SHARES.

4.1      Grants

          Each individual who is a Non-Employee Director on the Effective Date shall receive an award of 2,000 Restricted Shares (5,000 in the case of the Chairman of the Board of Directors). Any individual who is elected or appointed a Non-Employee Director after the Effective Date shall receive an award of 3,000 Restricted Shares as of the date of the first meeting of the Board after such election or appointment.

4.2      Terms of Awards

          The Restricted Shares awarded hereunder shall be awarded only pursuant to a written agreement, which shall be executed by the Participant and a duly authorized officer of the Company and which shall contain the following terms and conditions:

            (a) Acceptance of Award. An award of Restricted Shares must be accepted by the Participant within a period of sixty (60) days (or such other period as the Board may specify at grant) after the award date by the execution of a Restricted Share award agreement in the form provided by the Board.

            (b) Price. The purchase price of each Restricted Share shall be equal to its par value, and shall be payable by the Participant by check (or by any other means acceptable to the Board) at the time the Participant executes the Restricted Share award agreement, unless otherwise provided by the Board.

            (c) Restrictions and Conditions. The Restricted Shares awarded to a Participant pursuant to this Section 4 shall be subject to the following restrictions and conditions:

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               (i) A  Participant  shall  not be  permitted  to sell,  transfer, pledge, assign or otherwise encumber Restricted Shares awarded under the Plan prior to the date on which such Shares vest in accordance with clause (iii), except in accordance with the laws of descent and distribution.

               (ii) Except as provided in clause (i) and this clause (ii), the Participant shall have, with respect to the Restricted Shares, all of the rights of a stockholder of the Company, including the right to vote the Shares and to receive any cash dividends declared on them. Stock dividends, if any, issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply with respect to the Restricted Shares with respect to which such dividends are issued.

               (iii) Subject to the applicable provisions of the Restricted Share award agreement and this Section, a Participant's interest in Restricted Shares shall immediately become fully vested and nonforfeitable, and the restrictions set forth in this Section
               4.2 shall lapse, upon the earliest to occur of (x) the last day of the second consecutive year during which the Participant shall serve as a Non-Employee Director (such two year period being referred to herein as the "Term"), (y) the Participant's death or total disability, or (z) a Change in Control Date. Notwithstanding the foregoing, if a Participant ceases to be a Non-Employee Director for any reason prior to the end of the Term for which he was awarded Restricted Shares, all


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               such  Restricted  Shares that have not vested in accordance  with the preceding sentence shall be forfeited immediately, and the Company shall reimburse the Participant an amount equal to his
               purchase  price  for  such  forfeited   Restricted   Shares.  All
               determinations as to whether a Non-Employee Director has become totally disabled shall be made by the Board, in good faith, upon the basis of such evidence as it deems necessary or desirable, and shall be final and binding on all interested persons.

4.3      Stock Certificates

          A stock certificate registered in the name of each Participant receiving a Restricted Share award shall be issued in respect of such Shares. Such certificate shall bear whatever appropriate legend referring to the terms, conditions, and restrictions applicable to such award as the Board shall determine. The Board may, in its sole discretion, require that the stock certificates evidencing Restricted Shares be held in custody by the Company until the restrictions thereon shall have lapsed. If and to the extent a Participant's interest in Restricted Shares becomes fully vested, certificates for an appropriate number of unrestricted Shares shall be delivered to the Participant promptly.


5.       CHANGE IN CONTROL PROVISIONS.

5.1      Impact of Event

          Upon a Change in Control, the transferability and forfeiture restrictions placed on any Restricted Shares by Section 4.2 shall lapse on the Change in Control Date and such Shares shall be deemed fully vested and owned by the Participant as of such date.


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5.2      Definition of Change in Control

          For purposes of the Plan, a Change in Control means the happening of any of the following:

            (a) any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company or any subsidiary in which the Company owns fifty percent (50%) or more of the total combined voting power, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any such subsidiary, or Holdings or any affiliate thereof so long as Holdings or such affiliate is controlled by (i) Apollo Partners, Ltd., as Trustee under the Voting Trust Agreement, dated as of 9/20/91, with the Equitable Life Assurance Society of the United States ("ELAS") and the Equitable Deal Flow Fund, L.P. ("EDFF"), as beneficiaries (to the extent ELAS and EDFF remain sole beneficiaries), or (ii) ELAS or its affiliates, or any Qualified Person (i) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
            Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities, and (ii) Holdings is no longer the sole "beneficial owner," directly or indirectly, of securities of the Company representing the largest percentage of the combined voting power of the Company's then outstanding securities;

            (b) during any period of two consecutive years beginning on or after the Effective Date, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (c) or (d) of


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            this  Section  5.2) whose  election by the Board or  nomination  for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (unless the approval of the election or nomination for election of such new directors was in connection with an actual or threatened election or proxy contest), cease for any reason to constitute at least a majority thereof;

            (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than
            (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company or any subsidiary in which the Company owns fifty percent (50%) or more of the total combined voting power, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any such subsidiary, or Holdings or any affiliate thereof so long as Holdings or such affiliate is controlled by (i) Apollo Partners, Ltd., as Trustee under the Voting Trust Agreement, dated as of 9/20/91, with the Equitable Life Assurance Society of the United States


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            ("ELAS")  and the  Equitable  Deal  Flow  Fund,  L.P.  ("EDFF"),  as
            beneficiaries   (to  the   extent   ELAS   and  EDFF   remain   sole
            beneficiaries), or (ii) ELAS or its affiliates, or any Qualified Person acquires more than twenty percent (20%) of the combined voting power of the Company's then outstanding securities; or

            (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets or any transaction having a similar effect. The "Change in Control Date" shall be the earliest date on which one of the events described in this Section 5.2 occurs.


6.       MISCELLANEOUS.

6.1      Effective Date

          The Plan shall become effective as of the date of Board approval (the "Effective Date") and shall continue in effect until the tenth anniversary of such approval.

6.2      Amendment, Suspension or Termination of the Plan

          The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided, however, that, except as provided in Section 3.2, no amendment shall be effective unless approved by the affirmative vote of a majority of the votes eligible to be cast at a meeting of stockholders of the Company held within twelve (12) months of the date of adoption of such amendment, where such amendment will:

            (a) increase the total number of Shares reserved for the purposes of the Plan;


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            (b) change in any respect the class of persons who  constitute  Non-
            Employee Directors;

            (c) extend the maximum period for granting awards as provided herein; or

            (d) otherwise materially increase the benefits accruing to Non-Employee Directors under the Plan.

          Except as provided in Section 6.1, from and after the Effective Date, neither the amendment, suspension nor termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any award theretofore granted. No awards may be granted during any period of suspension nor after termination or expiration of the Plan.

6.3      Regulations and Other Approvals

            (a) The obligation of the Company to deliver Shares with respect to any award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

            (b) The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.

            (c) Each award of Shares is subject to the requirement that, if at any time the Board determines, in its sole discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any United States or Canadian, state, provincial or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with,


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            issuance of Shares,  no Shares shall be issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Board.

            (d) Within one year after the Effective Date of this Plan, the Company intends to file a registration statement on Form S-8 under the Securities Act to register the Shares reserved for issuance hereunder. In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Board may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution. The certificate for any Shares acquired pursuant to the Plan shall include any legend that the Board deems appropriate to reflect any restrictions on transfer.

            (e) At the time of grant of any award, the Board may provide in the Restricted Share award agreement that any Shares received as a result of such grant shall be subject to a right of first refusal in favor of the Company, pursuant to which the Participant shall be required to offer to the Company any Shares that he wishes to sell, with the price being the then Fair Market Value of such Shares, subject to such other terms and conditions as the Board may specify in the award agreement.


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6.4      Governing Law

          The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

6.5      Titles; Construction

          Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.



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